UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2009

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 North Dairy Ashford Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 2, 2009, ConocoPhillips issued a press release providing a first-quarter 2009 interim update. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On April 1, 2009, ConocoPhillips announced actions concerning the Company’s senior management, including the following, effective immediately:

  Rand C. Berney, currently Vice President and Controller, will become Senior Vice President, Corporate Shared Services; and
  Glenda M. Schwarz, currently General Auditor and Chief Ethics Officer, will become Vice President and Controller.

Ms. Schwarz, age 43, served as General Auditor and Chief Ethics Officer from January 2008 to present.  Prior to serving as General Auditor and Chief Ethics Officer, Ms. Schwarz served as General Manager, Downstream Finance and Performance Analysis from 2005 to 2007 and Assistant Controller, External Reporting and Accounting Policy from 2004 to 2005.

All executive officers participate in the same compensation programs as our named executive officers, as more fully described under “Compensation Discussion and Analysis” on pages 16 through 33 of ConocoPhillips Proxy Statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on March 31, 2009 (and such description is incorporated herein by reference).

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99 — Press release issued by ConocoPhillips on April 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Glenda M. Schwarz
Glenda M. Schwarz
Vice President and Controller

April 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99	Press release issued by ConocoPhillips on April 2, 2009.

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